Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports Fourth Quarter and Full Year 2009 Financial Results

Highlights

•	Fourth quarter revenues up 14.4 percent to $13.8 million

•	2009 record adjusted EBITDA of $1.6 million – improvement of $7.2 million

•	2009 cash provided by operations of $0.4 million – improvement of $6.1 million

•	2009 record international sales of $10.4 million – up 24.9 percent

•	Definitive settlement agreement executed with the DOJ

WEST CHESTER, Ohio – February 18, 2010 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems, today announced revenues of $13.8 million for its fourth quarter of 2009. For 2009, the company reported positive adjusted EBITDA, a non-GAAP measure, of $1.6 million, an improvement of $7.2 million.

“Although 2009 was a challenging year, the men and women of AtriCure demonstrated their high level of commitment, skillfulness and resolve. We successfully executed our strategic priorities of accelerating profitability, advancing FDA atrial fibrillation approvals and expanding our market leading position through the development of new, innovative growth platforms,” said David J. Drachman, President and Chief Executive Officer. “As we look forward to 2010, we are focused on capitalizing on our growth platforms which include launching our AtriClip system in the United States and initiating our FDA regulated Dual Epicardial Endocardial Persistent AF (DEEP AF) clinical trial. We are confident that AtriCure is well positioned to deliver results for patients, physicians and shareholders.”

2009 Financial Results

Revenues for 2009 were $54.5 million, a $0.7 million decrease as compared to 2008 revenues of $55.3 million. Revenues from domestic open heart products for 2009 increased to $27.5 million from $27.1 million. Revenues from domestic minimally invasive products declined from $19.8 million for 2008 to $16.6 million for 2009. 2008 revenues from minimally invasive products benefited from the inclusion of sales associated with the OR Lab™ system. International revenues for 2009 grew $2.1 million to a record $10.4 million, representing growth of 24.9 percent on a GAAP basis or 28.2 percent on a currency neutral basis. The increase in international revenues was driven primarily by market share gains.

Gross profit of $41.8 million for 2009 was relatively consistent with 2008 and gross margin was 76.6 percent, compared to gross margin of 76.1 percent for 2008. The expansion of gross margin was primarily due to a reduction in capital equipment revenues; partially offset by an increased mix of revenues from international sales and the introduction of new products, which initially carry a higher product cost.

Operating expenses on a GAAP basis for 2009 were $57.3 million as compared to $53.0 million for 2008. Non-GAAP operating expenses, neutralizing the impact of the $4.0 million Department of Justice settlement and $6.8 million goodwill impairment, were $46.5 million, a $6.5 million or 12.3 percent reduction when compared to 2008 operating expenses. The reduction in non-GAAP operating expenses was driven primarily by a reduction in headcount-related expenses. Loss from operations was $15.5 million. Non-GAAP loss from operations was a record $4.7 million, an improvement of $6.3 million, or 56.9 percent, as compared with 2008. The net loss per share was $1.13. Non-GAAP net loss per share was a record $0.39 as compared to $0.72 for 2008.

Adjusted EBITDA was a record $1.6 million, an improvement of $7.2 million as compared to an adjusted EBITDA loss of $5.6 million for 2008. The improvement in adjusted EBITDA was driven by a reduction in operating expenses.

Cash, cash equivalents and investments were $15.7 million at December 31, 2009 and cash generated from operations during the year was a record $0.4 million.

Fourth Quarter 2009 Financial Results

Revenues for the fourth quarter of 2009 increased 14.4 percent to $13.8 million. Domestic open heart revenues grew 11.6 percent to $6.7 million and domestic revenues from minimally invasive products grew $0.1 million to $4.1 million. Revenues from international sales grew to a record $3.0 million, or 45.8 percent on a GAAP basis and 38.1 percent on a currency neutral basis.

Gross profit for the fourth quarter of 2009 was $10.4 million and gross margin was 75.2 percent as compared to gross profit of $9.0 million and gross margin of 74.3 percent for the fourth quarter of 2008. Gross margin expansion was driven by a reduction in the sale of capital equipment, partially offset by an increased mix of international revenues.

Operating expenses for the fourth quarter of 2009 were $12.5 million as compared to $12.4 million for the fourth quarter of 2008. Included in fourth quarter 2009 operating expenses was a non-recurring charge related to share-based compensation of $0.5 million. Loss from operations improved $1.3 million from $3.5 million for the fourth quarter of 2008 to $2.1 million for the fourth quarter of 2009.

Adjusted EBITDA was a loss of $0.2 million for the fourth quarter of 2009, an improvement of $1.8 million as compared to an adjusted EBITDA loss of $2.0 million for the fourth quarter of 2008. The improvement in adjusted EBITDA was driven by a reduction in operating expenses.

Earnings Call Information

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, February 18, 2010 to discuss its fourth quarter and full year 2009 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s corporate web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://www.theconferencingservice.com/prereg/key.process?key=PFRRMKUCP

You may also access this call through an operator by calling 888-713-4199 for domestic callers and 617-213-4861 for international callers at least 15 minutes prior to the call start time using reservation code 71939893.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through March 18, 2010. The replay dial-in numbers are 888-286-8010 for domestic callers and 617-801-6888 for international callers. The reservation code is 52921254.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure Isolator® bipolar ablation system as a treatment alternative during open-heart surgical procedures to create lesions in cardiac tissue to block the abnormal electrical impulses that cause atrial fibrillation, or AF, a rapid, irregular quivering of the upper chambers of the heart. Additionally, medical journals and leading cardiothoracic surgeons have described the AtriCure Isolator system as a promising treatment alternative for patients who may be candidates for sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has cleared the AtriCure Isolator system and AtriCure’s multifunctional pen and CoolrailTM linear ablation device, for the ablation, or destruction, of cardiac tissue during surgical procedures. Additionally, the FDA has cleared AtriCure’s multifunctional pen for temporary pacing, sensing, stimulating and recording during the evaluation of cardiac arrhythmias and AtriCure’s Cryo1TM system for the cryosurgical treatment of cardiac arrhythmias. To date, the FDA has not cleared or approved AtriCure’s products for the treatment of AF.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuits) or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenues	$13,800,370	$12,066,363	$54,533,558	$55,257,023
Cost of revenues	3,420,181	3,102,678	12,750,745	13,224,504

Gross profit	10,380,189	8,963,685	41,782,813	42,032,519

Operating expenses:
Research and development expenses	2,778,951	2,573,202	11,414,889	10,608,668
Selling, general and administrative expenses	9,526,734	9,848,900	35,112,006	42,422,133
Goodwill impairment	—	—	6,812,389	—
Settlement reserve	188,782	—	3,955,405	—

Total operating expenses	12,494,467	12,422,102	57,294,689	53,030,801

Loss from operations	(2,114,278)	(3,458,417)	(15,511,876)	(10,998,282)

Other (expense) income	(288,674)	201,938	(1,041,751)	773,778

Loss before income tax benefit	(2,402,952)	(3,256,479)	(16,553,627)	(10,224,504)

Income tax benefit	12,925	57,252	58,639	57,252

Net loss	$(2,390,027)	$(3,199,227)	$(16,494,988)	$(10,167,252)

Basic and diluted net loss per share	$(0.16)	$(0.22)	$(1.13)	$(0.72)

Weighted average shares outstanding:
basic and diluted	14,880,498	14,220,321	14,563,710	14,191,000

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2009	December 31, 2008
Assets

Current assets:
Cash, cash equivalents and short-term investments	$15,722,098	$11,448,451
Accounts receivable	7,248,087	6,511,594
Inventories	4,869,708	6,361,242
Other current assets	3,511,335	1,781,825

Total current assets	31,351,228	26,103,112

Property and equipment, net	3,008,699	3,682,819

Intangible assets	287,653	569,153

Goodwill	—	6,812,389

Restricted cash and cash equivalents	—	6,000,000

Other assets	334,756	201,359

Total assets	$34,982,336	$43,368,832

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$9,579,119	$8,072,596
Current maturities of debt and capital lease obligations	2,227,431	34,004

Total current liabilities	11,806,550	8,106,600

Long-term debt and capital lease obligations	2,669,666	6,036,605

Other liabilities	3,416,360	106,470

Total liabilities	17,892,576	14,249,675

Stockholders’ equity:
Common stock	15,353	14,275
Additional paid-in capital	110,900,087	106,636,653
Other comprehensive income (loss)	144,290	(56,789)
Accumulated deficit	(93,969,970)	(77,474,982)

Total stockholders’ equity	17,089,760	29,119,157

Total liabilities and stockholders’ equity	$34,982,336	$43,368,832

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(16,494,988)	$(10,167,252)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,413,800	2,682,204
Amortization of deferred financing costs and discount on long-term debt	359,064	113,678
Loss on disposal of equipment	5,517	151,518
(Benefit from) provision for losses in accounts receivable	(9,581)	20,440
Goodwill impairment	6,812,389	—
Settlement reserve	3,955,405	—
Share-based compensation	3,885,596	2,671,003
Changes in assets and liabilities, excluding effects of acquired business:
Accounts receivable	(685,986)	609,337
Inventories	1,504,706	(1,149,231)
Other current assets	169,163	(342,710)
Accounts payable and accrued liabilities	(1,409,466)	(148,413)
Other non-current assets and liabilities	(85,671)	(150,514)

Net cash provided by (used in) operating activities	419,948	(5,709,940)

Cash flows from investing activities:
Purchases of property & equipment	(1,360,459)	(1,747,590)
Purchases of available-for-sale securities	(8,015,866)	(1,900,756)
Maturities of available-for-sale securities	1,201,877	8,894,670
Change in restricted cash and cash equivalents	6,000,000	(6,000,000)
Cash paid for acquisition	—	(417,292)
Net proceeds from sale of property and equipment	2,000	—

Net cash used in investing activities	(2,172,448)	(1,170,968)

Cash flows from financing activities:
Payments on debt and capital leases	(7,493,269)	(721,917)
Proceeds from borrowings of debt	6,500,000	6,000,000
Payment of debt fees	(235,110)	(340,932)
Proceeds from stock option exercises	33,335	239,873
Proceeds from issuance of common stock under employee stock purchase plan	281,035	103,640

Net cash (used in) provided by financing activities	(914,009)	5,280,664

Effect of exchange rate changes on cash and cash equivalents	123,483	48,043

Net decrease in cash and cash equivalents	(2,543,026)	(1,552,201)

Cash and cash equivalents - beginning of period	11,448,451	13,000,652

Cash and cash equivalents - end of period	$8,905,425	$11,448,451

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Net Loss and Net Loss per Share to Non-GAAP Net Loss and Net Loss per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net loss, as reported	$(2,390,027)	$(3,199,227)	$(16,494,988)	$(10,167,252)
Goodwill impairment, net of tax	—	—	6,812,389	—
Settlement reserve	188,782	—	3,955,405	—

Non-GAAP adjusted net loss	$(2,201,245)	$(3,199,227)	$(5,727,194)	$(10,167,252)

Basic and diluted net loss per share, as reported	$(0.16)	$(0.22)	$(1.13)	$(0.72)
Goodwill impairment, net of tax	—	—	0.47	—
Settlement reserve	0.01	—	0.27	—

Non-GAAP adjusted basic and diluted net loss per share	$(0.15)	$(0.22)	$(0.39)	$(0.72)

Weighted averages shares outstanding, basic and diluted	14,880,498	14,220,321	14,563,710	14,191,000

Reconciliation of Operating Expenses and Loss from Operations to Non-GAAP Operating Expenses and Loss from Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Operating expenses, as reported	$12,494,467	$12,422,102	$57,294,689	$53,030,801
Goodwill impairment	—	—	6,812,389	—
Settlement reserve, net of tax	188,782	—	3,955,405	—

Non-GAAP adjusted operating expenses	$12,305,685	$12,422,102	$46,526,895	$53,030,801

Loss from operations, as reported	$(2,114,278)	$(3,458,417)	$(15,511,876)	$(10,998,282)
Goodwill impairment	—	—	6,812,389	—
Settlement reserve, net of tax	188,782	—	3,955,405	—

Non-GAAP adjusted loss from operations	$(1,925,496)	$(3,458,417)	$(4,744,082)	$(10,998,282)

Reconciliation of Non-GAAP Adjusted Earnings (Loss) (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net loss, as reported	$(2,390,027)	$(3,199,227)	$(16,494,988)	$(10,167,252)
Income tax provision (benefit)	(12,925)	(57,252)	(58,639)	(57,252)
Other expense (income) (a)	288,674	(201,938)	1,041,751	(773,778)
Depreciation and amortization expense	626,073	609,011	2,413,800	2,682,204
Share-based compensation expense	1,147,754	889,720	3,885,596	2,671,003
Goodwill impairment	—	—	6,812,389	—
Settlement reserve	188,782	—	3,955,405	—

Non-GAAP adjusted (loss) earnings (Adjusted EBITDA)	$(151,669)	$(1,959,686)	$1,555,314	$(5,645,075)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
(a) Other includes:
Interest (expense) income	$(224,689)	$(39,128)	$(658,752)	$18,213
Write-off of deferred financing costs	—	—	(102,485)	—
Grant income	—	74,187	—	296,748
Loss due to exchange rate fluctuation	(14,819)	(141,060)	(140,594)	(64,176)
Non-employee stock option (expense) income	(49,166)	307,939	(139,920)	522,993

Other (expense) income	$(288,674)	$201,938	$(1,041,751)	$773,778

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